Exhibit 99.1
Contact:
Jim Pluntze
978-946-8611
jpluntze@navisite.com
NaviSite Announces Sale of Dallas Colocation Business for $12.75 million
Andover, MA, December 20, 2010 — NaviSite, Inc. (NASDAQ: NAVI), a premier provider of enterprise-class hosting, managed application, managed messaging and managed cloud services, today announced the sale of its Dallas, Texas colocation business to Cologix Dallas, Inc., a subsidiary of Cologix, Inc., for $12.75 million in cash. All NaviSite Dallas colocation customers will be transferred to Cologix as part of the transaction. Cologix will also assume NaviSite’s lease of the Dallas data center where the services are hosted, managed, and supported. The transaction is effective immediately. Net proceeds from the sale will be used to repay debt. NaviSite will remain a customer and bandwidth service provider in the Cologix facility in Dallas.
The sale is part of NaviSite’s continuing strategic plan to divest its colocation only data centers and focus on complex hosting, application management, and cloud solutions for enterprise clients. “The sale of the Dallas data center strengthens our balance sheet and allows us to continue focusing on our rapidly expanding enterprise cloud business” said R. Brooks Borcherding, NaviSite’s President and Chief Executive Officer. “We are pleased to remain a customer of Cologix in Dallas and are confident that customers will be well supported by Cologix moving forward.”
About NaviSite
NaviSite, Inc. (NASDAQ: NAVI) is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. NaviSite provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructure and lower their capital and operational costs. Enterprise customers depend on NaviSite for customized solutions, delivered through a global footprint of state-of-the-art data centers. For more information about NaviSite’s services, please visit www.navisite.com.
About Cologix

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

Cologix, Inc. is a privately held colocation company headquartered in Denver, Colorado. The company offers access to reliable and secure data centers to support its customers’ mission critical applications. Cologix is funded by a leading group of private equity, management and debt sponsors.
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This release contains forward-looking statements that address a variety of subjects, including NaviSite’s expected future operating and financial results, such as profitability, revenue growth and EBITDA, the success and performance of our product and service offerings and our strategic business plans for growing our customer base. All statements other than statements of historical fact — including, without limitation, those with respect to our goals, plans and strategies set forth herein — are forward-looking statements. The following important factors and uncertainties, along with general economic conditions, changes in economic conditions and others, could cause actual results to differ materially from those described in these forward-looking statements. Our success — including our ability to improve our gross profit, to improve our cash flows, to expand our operations and revenue and to reach and sustain profitability — depends in part on our ability to execute on our business strategy and the continued and increased demand for, and market acceptance of, our products and services. We may not remain compliant with our agreement with our senior secured lenders, including financial covenants. Our financial forecasts may not be achieved, including those as to expected EBITDA and revenue. We may be unable to raise the necessary funds to meet our payment obligations to our lending group under our senior secured credit facility and other creditors. We may not be able to expand our operations in accordance with our business strategy. We may experience difficulties integrating technologies, operations and personnel in accordance with our business strategy. Our products, technologies and resources may not successfully operate with the technology, resources and applications of third parties. We derive a significant portion of our revenue from a small number of customers, and the loss of any of those customers could significantly damage our financial condition and results of operations. Competition has increased, and technological changes made, in the markets in which we compete. For a detailed discussion of cautionary statements that may affect our future results of operations and financial results,

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

please refer to our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements that we make. All logos, company and product names may be trademarks or registered trademarks of their respective owners.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com